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                                                                  EXHIBIT 10.14



                         [INTERVOICE, INC. LETTERHEAD]


                                January 31, 1997

Mr. Richard O. Herrmann
6535 Barkwood Lane
Dallas, Texas 75238

Dear Dick:

         To take into account certain requests made by you and your attorney, Bruce W. Bowman, this letter replaces my letter of December 5, 1996, regarding termination of your employment with InterVoice, Inc. ("InterVoice"). The terms set forth below constitute InterVoice's offer and, by your signature, your acceptance, of this Separation Agreement (the "Agreement"). On behalf of InterVoice, I want to express my appreciation for your past years of service and contributions, and wish you success in your future endeavors.

         1. Termination of Employment. Your employment with InterVoice terminated effective with the close of business on December 5, 1996 (the "Separation Date"). You were relieved as of that time of further duties in your former position of Senior Vice President, Corporate Marketing, and your office as a Vice President was concurrently vacated.

         2. Salary and Benefits. In accordance with InterVoice's existing policies or at its discretion, you have received or will receive the following payments and benefits pursuant to your employment with InterVoice and your participation in InterVoice's benefit plans:

         (a) Payment of your regular base salary through December 5, 1996, less all legal deductions;

         (b) Payment of accrued and unused vacation leave benefits as of December 5, 1996, if any, less all legal deductions;

         (c)     Two weeks' wages in lieu of notice, amounting to $6,290.06;
                 and

         (d) Present or future payment or other entitlement, in accordance with the terms of the applicable plan or other benefit, of any benefits to which you have vested entitlement under the terms of employee benefit plans established by InterVoice.
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Mr. Richard O. Herrmann
January 31, 1997
Page 2

         The amounts paid in accordance with subparagraphs (a), (b), (c), and
(d) of this paragraph are gross amounts, subject to lawful deductions, including any deductions you have previously authorized.

         Your regular paid group health insurance benefits continued through December 31, 1996. You are entitled at your option to continue your group health insurance coverage at your own expense, in accordance with applicable law. Please complete a COBRA election form, which will be furnished to you, and return it to Ms. Kathy Hackney, Human Resources Department, InterVoice, Inc., 17811 Waterview Parkway, Dallas, Texas 75252, at your earliest convenience, in accordance with the terms of the election form, if you elect to continue such insurance coverage.

         InterVoice will settle all authorized reimbursable business expenses, if any, based on your submission of appropriate expense reports along with the required receipts and documenting information.

         3. Special Separation Compensation. Contingent upon your acceptance of the terms of this Agreement and in consideration of your undertakings set forth in Paragraphs 6 (General Release), 7 (Confidentiality, Nonprosecution, Nondisparagement, and Cooperation), 8 (Agreement Not to Seek Reemployment), and 9 (Agreement Regarding Solicitation of Employees, Customers, and Suppliers) of this Agreement, InterVoice offers you, in addition to the pay and benefits you will receive pursuant to Paragraph 2, the following Special Separation Compensation:

         (a) Payment of wages in lieu of notice in the total amount of $81,770.78, equivalent to six months' salary at your regular rate. This amount is inclusive of the amount of wages in lieu of notice specified in Paragraph 2(c) above, and is a gross amount, subject to lawful deductions. Payment of the unpaid portion of such amount will be made in lump sum within six days after the Effective Date of this Agreement as specified in Paragraph 15.

         (b)     Payment of Q4 quarterly bonus on the same basis as if you had
                 (i) remained employed throughout InterVoice's current fourth fiscal quarter ending February 28, 1997, and (ii) fully met your performance objectives. Bonus payment will be made at the time such payments are normally provided under InterVoice's bonus program.

         (c) Payment to you of the additional lump sum of $4,500.00 in lieu of InterVoice's provision of outplacement services.
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Mr. Richard O. Herrmann
January 31, 1997
Page 3

         (d) Payment through March 31, 1997, for InterVoice's group health insurance coverage on you and any covered dependents as in effect on the Separation Date, to the same extent as if you had continued as an employee. To receive this coverage, you must make the COBRA election referred to in Paragraph 2 above, and by your agreement hereto you authorize deduction from the payment described in subparagraph (a) of this paragraph for your share, if any, of the premiums.

         By executing this Agreement, you acknowledge and agree that (i) neither InterVoice nor any of the other Released Parties (as defined in Paragraph 6 below) has any legal obligation to provide the Special Separation Compensation to you; and (ii) your acceptance of the Special Separation Compensation and attendant obligations as described in this Agreement is in consideration of the promises and undertakings of InterVoice as set forth in this Agreement.

         4. Return of Property. Whether or not you accept the terms of this Agreement, you must return to InterVoice any and all items of its property, including without limitation company vehicles, keys, computers, software, calculators, equipment, credit cards, forms, files, manuals, correspondence, business records, personnel data, lists of employees, salary and benefits information, customer lists and files, lists of suppliers and vendors, price lists, contracts, contract information, marketing plans, brochures, catalogs, training materials, product samples, computer tapes and diskettes or other portable media, computer-readable files and data stored on any hard drive or other installed device, and data processing reports, and any and all other documents or property which you have had possession of or control over during the course of your employment with InterVoice and which you have not already returned. You were previously instructed to return all such property to InterVoice by no later than the close of business on the Separation Date, or as soon thereafter as was possible with respect to any items not then immediately available. By your signature below, you represent that you have complied with these requirements.

         5. Use of Confidential Information. Whether or not you accept the terms of this Agreement, you are hereby notified that (i) you are a party to an existing agreement entitled Employee Agreement on Ideas, Inventions and Confidential Information, your obligations under which continue in full force and effect and undiminished in any way by this Agreement; and (ii) all of the documents and information to which you have had access during your employment, including but not limited to all information pertaining to any specific business transactions in which InterVoice or any of the other Released Parties (as defined in Paragraph 6 below) were, are, or may be involved, all information concerning salary and benefits paid to current or former employees of InterVoice or any of the other Released Parties, all personnel information relating in any way to current or former employees of InterVoice or those of any of the other Released Parties, all information pertaining in any way to customers and suppliers of InterVoice or those
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Mr. Richard O. Herrmann
January 31, 1997
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of any of the other Released Parties, pricing information, all financial and budgetary information, information regarding InterVoice's sales methods and techniques, information regarding InterVoice's training methods and techniques, all other information specified in Paragraph 4 above, and in general, the business and operations of InterVoice or any of the other Released Parties are considered confidential and are not to be disseminated or disclosed by you to any other parties, except as may be required by law or judicial process. In the event it appears that you will be compelled by law or judicial process to disclose such confidential information, to avoid potential liability you should notify InterVoice's Vice President Human Resources in writing immediately upon your receipt of a subpoena or other legal process. By your signature below, you represent that you will comply with these requirements.

         6. GENERAL RELEASE. IN CONSIDERATION OF THE SPECIAL SEPARATION COMPENSATION DESCRIBED IN PARAGRAPH 3 ABOVE, YOU AND YOUR FAMILY MEMBERS, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY THE "RELEASING PARTIES") HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE ANY AND ALL CLAIMS AND DEMANDS OF WHATEVER KIND OR CHARACTER, WHETHER VICARIOUS, DERIVATIVE, OR DIRECT, THAT YOU OR THEY, INDIVIDUALLY, COLLECTIVELY, OR OTHERWISE, MAY HAVE OR ASSERT AGAINST:
(i) INTERVOICE; (ii) ANY PARENT COMPANY, SUBSIDIARY, OR AFFILIATED COMPANY OF INTERVOICE; OR (iii) ANY OFFICER, DIRECTOR, STOCKHOLDER, FIDUCIARY, AGENT, EMPLOYEE, REPRESENTATIVE, INSURER, ATTORNEY, OR ANY SUCCESSORS AND ASSIGNS OF THE ENTITIES JUST NAMED (COLLECTIVELY THE "RELEASED PARTIES"). THIS GENERAL RELEASE INCLUDES BUT IS NOT LIMITED TO ANY CLAIM OR DEMAND BASED ON ANY FEDERAL, STATE, OR LOCAL STATUTORY OR COMMON LAW OR CONSTITUTIONAL PROVISION THAT APPLIES OR IS ASSERTED TO APPLY, DIRECTLY OR INDIRECTLY, TO THE FORMATION, CONTINUATION, OR TERMINATION OF YOUR EMPLOYMENT RELATIONSHIP WITH INTERVOICE. THUS, YOU AND THE OTHER RELEASING PARTIES AGREE NOT TO MAKE ANY CLAIMS OR DEMANDS AGAINST INTERVOICE OR ANY OF THE OTHER RELEASED PARTIES SUCH AS FOR WRONGFUL DISCHARGE; UNLAWFUL EMPLOYMENT DISCRIMINATION ON THE BASIS OF AGE OR ANY OTHER FORM OF UNLAWFUL EMPLOYMENT DISCRIMINATION; RETALIATION; BREACH OF CONTRACT (EXPRESS OR IMPLIED); BREACH OF THE DUTY OF GOOD FAITH AND FAIR DEALING; VIOLATION OF THE PUBLIC POLICY OF THE UNITED STATES, THE STATE OF TEXAS, OR ANY OTHER STATE; INTENTIONAL OR NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS; TORTIOUS INTERFERENCE WITH CONTRACT; PROMISSORY ESTOPPEL; DETRIMENTAL RELIANCE; DEFAMATION OF CHARACTER; DURESS; NEGLIGENT MISREPRESENTATION; INTENTIONAL MISREPRESENTATION OR FRAUD; INVASION OF PRIVACY; LOSS OF CONSORTIUM; ASSAULT; BATTERY; CONSPIRACY; BAD FAITH; NEGLIGENT HIRING, RETENTION, OR SUPERVISION; ANY INTENTIONAL OR NEGLIGENT ACT OF PERSONAL INJURY; ANY ALLEGED ACT OF HARASSMENT OR INTIMIDATION; OR ANY OTHER INTENTIONAL OR NEGLIGENT TORT; OR ANY ALLEGED VIOLATION OF THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964; THE AMERICANS WITH DISABILITIES ACT OF 1990; THE FAMILY AND MEDICAL LEAVE ACT OF 1993; THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974; THE FAIR LABOR STANDARDS ACT; THE FAIR CREDIT REPORTING ACT; THE TEXAS COMMISSION ON HUMAN RIGHTS ACT; AND THE TEXAS WAGE PAYMENT STATUTE.
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Mr. Richard O. Herrmann
January 31, 1997
Page 5

         THE EFFECT OF YOUR ACCEPTANCE OF THIS AGREEMENT IS TO RELEASE, ACQUIT, AND FOREVER DISCHARGE ANY AND ALL CLAIMS AND DEMANDS OF WHATEVER KIND OR CHARACTER THAT YOU OR ANY OF THE OTHER RELEASING PARTIES MAY NOW HAVE OR HEREAFTER HAVE OR ASSERT AGAINST INTERVOICE OR ANY OF THE OTHER RELEASED PARTIES FOR ANY LIABILITY, WHETHER VICARIOUS, DERIVATIVE, OR DIRECT. THIS RELEASE INCLUDES ANY CLAIMS OR DEMANDS FOR DAMAGES (ACTUAL OR PUNITIVE), BACK WAGES, FUTURE WAGES OR FRONT PAY, COMMISSIONS, BONUSES, SEVERANCE BENEFITS, MEDICAL EXPENSES AND THE COSTS OF ANY COUNSELING, REINSTATEMENT OR PRIORITY PLACEMENT, PROMOTION, ACCRUED VACATION LEAVE BENEFITS, PAST AND FUTURE MEDICAL OR OTHER EMPLOYMENT BENEFITS (EXCEPT AS TO WHICH THERE IS EXISTING CONTRACTUAL OR VESTED ENTITLEMENT) INCLUDING CONTRIBUTIONS TO ANY EMPLOYEE BENEFIT PLANS, RETIREMENT BENEFITS (EXCEPT AS TO WHICH THERE IS VESTED ENTITLEMENT), RELOCATION EXPENSES, COMPENSATORY DAMAGES, INJUNCTIVE RELIEF, LIQUIDATED DAMAGES, PENALTIES, EQUITABLE RELIEF, ATTORNEY'S FEES, COSTS OF COURT, DISBURSEMENTS, INTEREST, AND ANY AND ALL OTHER LOSS, EXPENSE, OR DETRIMENT OF WHATEVER KIND OR CHARACTER, RESULTING FROM, GROWING OUT OF, CONNECTED WITH, OR RELATED IN ANY WAY TO THE FORMATION, CONTINUATION, OR TERMINATION OF YOUR EMPLOYMENT RELATIONSHIP WITH INTERVOICE. THIS GENERAL RELEASE APPLIES AND IS FULLY ENFORCEABLE WITH RESPECT TO ALL RIGHTS OR CLAIMS EXISTING ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED BY YOU, AND DOES NOT ACT TO WAIVE ANY RIGHTS OR CLAIMS THAT ARISE AFTER THE DATE OF EXECUTION.

         7.      Confidentiality, Nonprosecution, Nondisparagement, and
Cooperation.

         (a) The terms of this Agreement shall be and remain confidential, and shall not be disclosed by you to any persons other than the Releasing Parties and your attorney and accountant or tax return preparer if such persons have agreed to keep such information confidential. Notwithstanding the foregoing, either party may make any disclosures concerning the terms of this Agreement that are required by law, including without limitation any disclosures required under the federal securities laws and regulations.

         (b) Except as requested by InterVoice or as compelled by law or judicial process, you will not assist, cooperate with, or supply information of any kind to any party other than InterVoice or its duly authorized agents or attorneys (i) in any proceeding, investigation, or inquiry raising issues under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Texas Commission on Human Rights Act, the Texas Wage Payment Statute, or any other federal, state, or local law involving the formation, continuation, or termination of your employment relationship, or the employment of other persons, by InterVoice or any of the
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Mr. Richard O. Herrmann
January 31, 1997
Page 6

                 other Released Parties; or (ii) in any other litigation against InterVoice or any of the other Released Parties.

         (c) You will not make to any other parties any statement, oral or written, which directly or indirectly impugns the quality or integrity of InterVoice's or any of the other Released Parties' business or employment practices, or any other disparaging or derogatory remarks about InterVoice or any of the other Released Parties, their officers, directors, stockholders, managerial personnel, or other employees. InterVoice shall instruct its officers not to make any disparaging or derogatory remarks about you.

         (d) You will not initiate any proceeding, investigation, or inquiry with any governmental regulatory agency with respect to InterVoice's products, facilities, employment practices, or business operations.

         (e) It shall not be a breach of the obligations set forth in this Paragraph for you, your spouse, or your attorneys to state to any person that any differences, if you believe any to exist, between you and InterVoice have been settled or satisfactorily resolved.

         (f) You agree to cooperate fully and completely with InterVoice or any of the other Released Parties, at their request, in all pending and future litigation involving InterVoice or any of the other Released Parties. This obligation includes your providing testimony in court or upon deposition that is truthful, accurate, and complete, according to information known to you. If you appear as a witness in any pending or future litigation at the request of InterVoice or any of the other Released Parties, InterVoice agrees to reimburse you, upon submission of substantiating documentation, for necessary and reasonable expenses incurred by you as a result of your testifying.

         8. Agreement Not to Seek Reemployment. InterVoice and the other Released Parties have no obligation to employ or to hire or rehire you, to consider you for hire, or to deal with you in any respect at any location, office, or place of business with regard to future employment or potential employment. Accordingly, you hereby agree: (i) that you will not ever apply for or otherwise seek employment by InterVoice or any of the other Released Parties at any time in the future, at any location, office, or place of business, and
(ii) that your forbearance to seek future employment as just stated is purely contractual and is in no way involuntary, discriminatory, or retaliatory.
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Mr. Richard O. Herrmann
January 31, 1997
Page 7

         9. Agreement Regarding Solicitation of Employees, Customers, and Suppliers. For a period of one year following the Separation Date, and thereafter to the extent provided by law, you will not directly or indirectly, for your own account or for the benefit of any other person or party:

         (a) Solicit, induce, entice, or attempt to entice any employee, contractor, or subcontractor of InterVoice to terminate his or her employment or contract with InterVoice (provided this paragraph will not be construed to prevent you from having discussions with any such person or entity concerning employment or contracts which are not expressly prohibited by this paragraph, including without limitation, discussions of employment opportunities or business opportunities, to the extent any such person or entity initiates the discussions concerning the opportunities, and further provided that you do not encourage the termination of employment or a contract with InterVoice); or

         (b) Solicit, induce, entice, or attempt to entice any customer or supplier of InterVoice, including any firms that have been customers or suppliers of InterVoice within one year preceding the Separation Date, to terminate its business relationship with InterVoice (provided this paragraph will not be construed to prevent you from having discussions with any such person or entity concerning business relationships which are not in direct competition with InterVoice).

         Should you breach this obligation, InterVoice will be entitled to enforce the provisions of this paragraph by seeking injunctive relief in addition to recovering any monetary damages InterVoice may sustain as a result of such breach, and you may be required to repay the Special Separation Compensation provided to you by this Agreement.

         10. Nonadmission of Liability or Wrongdoing. This Agreement does not in any manner constitute an admission of liability or wrongdoing on the part of InterVoice or any of the other Released Parties, but InterVoice and the other Released Parties expressly deny any such liability or wrongdoing; and, except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by InterVoice or any of the other Released Parties.
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Mr. Richard O. Herrmann
January 31, 1997
Page 8

         11. Authority to Execute. You represent and warrant that you have the authority to execute this Agreement on behalf of all the Releasing Parties. You further agree to indemnify fully and hold harmless InterVoice and any of the other Released Parties from any and all claims brought by the Releasing Parties or derivative of your own, including the amount of any such claims InterVoice or any of the other Released Parties are compelled to pay, and the costs and attorney's fees incurred in defending against all such claims.

         12. Governing Law and Interpretation. This Agreement and the rights and duties of the parties under it shall be governed by and construed in accordance with the laws of the State of Texas. If any provision of this Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, and shall not affect the validity or enforceability of such other remaining provisions, and that, in all other respects, this Agreement shall remain in full force and effect. If any provision of this Agreement is held to be unenforceable as written but may be made to be enforceable by limitation thereof, then such provision shall be enforceable to the maximum extent permitted by applicable law. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

         13. Breach of Agreement. Should you fail to comply with any of your obligations as set forth in this Agreement, InterVoice will have no obligation to pay you the Special Separation Compensation described above, and you may be required to repay the Special Separation Compensation provided to you by this Agreement, but all other provisions of this Agreement shall remain in full force and effect. You may also be liable for InterVoice's damages and its attorney's fees and expenses resulting from your breach of any provision in this Agreement.

         14. Time for Consideration of Offer, and Consultation With an Attorney. You acknowledge that you have consulted with and been represented by an attorney in your consideration of this Agreement, and that you have had more than 21 days in which to consider whether you wished to accept InterVoice's proposal.

         15. Effective Date. This Agreement will become effective and enforceable upon the expiration of seven days after your execution of it ("Effective Date"). At any time before the Effective Date of this Agreement, you may revoke your acceptance.

         16. Voluntary Agreement. You acknowledge that execution of this Agreement is knowing and voluntary on your part, and that you have had a reasonable time to deliberate regarding its terms.
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Mr. Richard O. Herrmann
January 31, 1997
Page 9

         17. Entire Agreement. Except as specified herein with respect to certain preexisting agreements, this Agreement contains and constitutes the entire understanding and agreement between you and InterVoice as to its subject matter, and may be modified only by a writing of contemporaneous or subsequent date executed by both you and an authorized official of InterVoice.

         If you are in agreement with the foregoing provisions, please execute both copies of this letter in the space provided below and obtain your attorney's signature reflecting his approval. Return one fully executed original to Mr. Don Brown, Vice President Human Resources, on or before February 7, 1997, and maintain the other executed original in your files. This letter shall then constitute a valid and binding agreement by and between InterVoice and you, effective as of the expiration of seven days after the date of your execution.

                                        Sincerely,

                                        INTERVOICE, INC.

                                        By: /s/ MICHAEL W. BARKER
                                           ------------------------------
                                           Michael W. Barker
                                           President and Chief Operating Officer

ACCEPTED AND AGREED TO:

/s/ RICHARD O. HERRMANN
--------------------------------
Richard O. Herrmann

Date Signed: 2/6/97
             -------------------


APPROVED:


--------------------------------
Bruce W. Bowman, Jr.
Attorney for Richard O. Herrmann